Exhibit 99.1

Rent the Runway, Inc. Announces Second Quarter 2023 Results

Announces Intention to Accelerate Path to Free Cash Flow Profitability
Before Cash Interest to FY24

Q2 Net Loss of $(26.8)M and Net Loss Margin was (35.4)%, vs $(33.9)M and (44.3)% in Q2 2022

Strong Adjusted EBITDA of $7.7M and Adjusted EBITDA Margin of 10.2% in Q2 2023,
Up From $1.8M and 2.4% in Q2 2022

Revises Fiscal Year 2023 Guidance

New York (September 8, 2023) - Rent the Runway, Inc. (“Rent the Runway” or "RTR") (NASDAQ: RENT), the world’s first and largest shared designer closet platform, today reported financial results for the fiscal quarter ended July 31, 2023.

"For some time, we have been focused on taking decisive actions with the goal to bring Rent the Runway to profitability, and we believe now is the right time to accelerate our efforts. We made significant progress in Q2 across the bottom line, exceeding our profitability guidance, and with Adjusted EBITDA margins hitting a historic high at 10.2%,” said Jennifer Hyman, Co-Founder and CEO, Rent the Runway. “We believe that a key part of achieving our profitability milestone is prioritizing the medium and long-term health of the business over short-term revenue gains and lower margin customers. Above all, we are empowering our leaders to make the right decisions in service to this goal and in service to our customers and investors, and look forward to continuing to capture what we believe is a significant market opportunity ahead.”

“Our teams have made strong progress reducing fixed and variable costs,” said CFO Sid Thacker. “We believe these improvements--combined with expected changes in promotional strategies and increases in rental product acquired through non-wholesale channels--have accelerated our path to achieve free cash flow breakeven, before cash interest expense, in FY24.”

Second Quarter 2023 Key Metrics and Financial Highlights
•Revenue was $75.7 million, a (1.0)% decrease year-over-year from $76.5 million in the second quarter of fiscal year 2022.
•137,566 ending Active Subscribers, representing an increase of 11% year-over-year from 124,131 at the end of the second quarter of fiscal year 2022.
•141,393 Average Active Subscribers representing an increase of 9% year-over-year from 129,565 at the end of the second quarter of fiscal year 2022.
•184,389 ending Total Subscribers, representing an increase of 6% year-over-year from 173,321 at the end of the second quarter of fiscal year 2022.
•Gross Profit was $33.2 million, representing an increase of 2.5% from $32.4 million in the second quarter of fiscal year 2022. Gross Margin was 43.9%, as compared to 42.4% in the second quarter of fiscal year 2022.

•Net Loss was $(26.8) million, as compared to $(33.9) million in the second quarter of fiscal year 2022. Net Loss as a percentage of revenue was (35.4)%, as compared to (44.3)% in the second quarter of fiscal year 2022.
•Adjusted EBITDA was $7.7 million, as compared to $1.8 million in the second quarter of fiscal year 2022. Adjusted EBITDA margin was 10.2%, as compared to 2.4% in the second quarter of fiscal year 2022.

Fiscal Second Quarter and Recent Business Highlights

•Implemented Inventory Depth Strategy: laid important groundwork designed to meaningfully improve in-stock rates by increasing new inventory depth at approximately 1.7X the depths of our 1H23 buys, which is expected to drive a positive customer experience in 2H23 and beyond. We have further expanded our depth plans for 2024 and expect to see continued improvement on in-stock rates in 1H24 as a result.
•Further improved operating efficiencies: In August, completed a new transportation deal with UPS to lock in competitive rates and consolidate the vast majority of our shipping needs. We believe this partnership will enable us to continue serving our customers with premium delivery and return service, and to further expand new programs like At Home Pick Up and Saturday Delivery.
•Introduced new site and discovery features: launched elevated product detail pages (PDP), improved site filtering, and more rapidly refreshed editorial curations; also rolled out AI search beta to 20% of the RTR customer base. These features, on the whole, have driven significant reductions in time to select shipments for our customers.
•Continued to enhance the onboarding experience: Launched yesterday a new subscriber onboarding experience to help lead customers to inventory they love quickly and pick their first shipment. Intended to drive engagement and retention, the new experience also includes the creation of an interactive customer styling profile and encourages sign up into our concierge program to aid with live, 1:1 assistance.

FY 2023 UPDATED OUTLOOK

For the third quarter of fiscal year 2023, Rent the Runway expects:
•Revenue in the range of $72 million to $74 million
•Adjusted EBITDA Margin of 3% to 4%

For fiscal year 2023, Rent the Runway now expects:
•Revenue of at least $296.4 million, our fiscal year 2022 Revenue
•Adjusted EBITDA Margin of 7% to 8%
•Free Cash Flow of ~$(50-53M*)
*Including anticipated $3M incremental inventory purchase

Please see our second quarter 2023 earnings presentation at https://investors.renttherunway.com/ under the “Presentations” section for supplemental guidance.

Earnings Presentation, Conference Call and Webcast

The second quarter 2023 Earnings Presentation is now accessible through the Investor Relations section of Rent the Runway’s website at https://investors.renttherunway.com/ under the “Presentations” section.
Rent the Runway will host a conference call and webcast to discuss its second quarter 2023 financial results and provide a business update today, September 8, 2023, at 8:30 am EDT.

The financial results and live webcast will be accessible through the Investor Relations section of Rent the Runway’s website at https://investors.renttherunway.com/ under the “Events” section. To access the call through a conference line, dial 1-877-407-3982 (in the U.S.) or 1-201-493-6780 (international callers).

A replay of the conference call will be posted shortly after the call and will be available for at least fourteen days. To access the replay, dial 1-844-512-2921 (in the U.S.) or 1-412-317-6671 (international callers). The access code for the replay is 13740518.

About Rent the Runway, Inc.

Founded in 2009, Rent the Runway is disrupting the trillion-dollar fashion industry and changing the way women get dressed through the Closet in the Cloud, the world’s first and largest shared designer closet. RTR’s mission has remained the same since its founding: powering women to feel their best every day. Through RTR, customers can subscribe, rent items a-la-carte and shop resale from hundreds of designer brands. The Closet in the Cloud offers a wide assortment of millions of items for every occasion, from evening wear and accessories to ready-to-wear, workwear, denim, casual, maternity, outerwear, blouses, knitwear, loungewear, jewelry, handbags, activewear and ski wear. RTR has built a two-sided discovery engine, which connects deeply engaged customers and differentiated brand partners on a powerful platform built around its brand, data, logistics and technology. Under CEO and Co-Founder Jennifer Hyman’s leadership, RTR has been named to CNBC’s “Disruptor 50” five times in ten years, and has been placed on Fast Company’s Most Innovative Companies list four times, while Hyman herself has been named to the “TIME 100: Most Influential People in the World" and as one of People Magazine’s “Women Changing the World."

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. These statements include, but are not limited to, statements regarding our future results of operations, financial position, and revenue, future product launches, business objectives, anticipated macroeconomic environment, benefits of our inventory-focused strategy and other strategic initiatives, including building inventory depth, promotional strategy and onboarding initiatives, anticipated cost savings including from the new transportation deal with a major national carrier, and expectations regarding subscriber trends. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. In some cases, you can identify forward-looking statements because they contain words such as “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and were based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to manage our growth effectively; risks related to the macroeconomic environment; the highly competitive and rapidly changing nature of the global fashion industry; our ability to cost-effectively grow our customer base; any failure to retain customers; risk related to COVID-19 and other future pandemics or public health crises; risks related to shipping, logistics and our supply chain; our ability to accurately forecast customer demand, manage our offerings effectively and plan for future expenses; our ability to improve website and mobile app performance and keep pace with technological changes; risks arising from the restructuring of our operations; our reliance on the effective operation of proprietary technology systems and software as well as those of third-party vendors and service providers; our ability to remediate our material weaknesses in our internal control over financial reporting; laws and regulations applicable to our business; failure by us to adequately obtain, maintain, protect and enforce our intellectual property and proprietary rights; compliance with data privacy, data security, data protection and consumer protection laws and industry standards; risks associated with our brand and manufacturing partners; our reliance on third parties for elements of the payment processing infrastructure underlying our business; our dependence on online sources to attract consumers and promote our business which may be affected by third-party interference or cause our customer acquisition costs to rise; failure by us, our brand partners, or third party manufacturers to comply with our vendor code of conduct or other laws; and risks related to our Class A capital stock and ownership structure. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company’s expectations is included in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2023, as will be updated in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2023. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Key Business and Financial Metrics

Active Subscribers is defined as the number of subscribers with an active membership as of the last day of any given period and excludes paused subscribers.
Average Active Subscribers is defined as the mean of the beginning of quarter and end of quarter Active Subscribers for a quarterly period; and for other periods, represents the mean of the Average Active Subscribers of every quarter within that period.

Gross Profit is defined as total revenue less fulfillment expense, revenue share and rental product depreciation. We depreciate owned apparel assets over three years and owned accessory assets over two years, net of 20% and 30% salvage values, respectively, and recognize the depreciation and remaining cost of items when sold or retired on our statement of operations. Rental product depreciation expense is time-based and reflects all items we own. We use Gross Profit and Gross Profit as a percentage of revenue, or Gross Margin to measure the continued efficiency of our business after the cost of our products and fulfillment costs are included.

Non-GAAP Financial Measures

This press release and the accompanying tables contain the non-GAAP financial measures of Adjusted EBITDA, Adjusted EBITDA margin, free cash flow, free cash flow margin, free cash flow before cash interest expense, and free cash flow before cash interest expense margin. In addition to our results determined in accordance with GAAP, we believe that Adjusted EBITDA and Adjusted EBITDA margin are useful in evaluating our performance and free cash flow and free cash flow before cash interest expense (as well as related margins) are useful in evaluating our performance and liquidity. Adjusted EBITDA is a key performance measure used by management to assess our operating performance and the operating leverage of our business prior to capital expenditures. These non-GAAP financial metrics are not meant to be considered as indicators of our financial performance in isolation from or as a substitute for our financial information prepared in accordance with GAAP and should be read only in conjunction with financial information presented on a GAAP basis. There are limitations to the use of the non-GAAP financial metrics presented in this press release. For example, our non-GAAP financial metrics may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial metrics differently than we do, limiting the usefulness of those measures for comparative purposes.

We define Adjusted EBITDA as net loss, adjusted to exclude interest expense, rental product depreciation, other depreciation and amortization, share-based compensation expense, write-off of liquidated assets, non-recurring adjustments (see below footnotes to reconciliation table), income tax (benefit) expense, other income and expense, net, and other gains / losses. Adjusted EBITDA margin is defined as Adjusted EBITDA calculated as a percentage of revenue.

We define free cash flow as net cash used in operating activities and net cash used in investing activities on a combined basis. We define free cash flow before cash interest expense as net cash used in operating activities and net cash used in investing activities on a combined basis, before cash interest expense. Free cash flow margin and free cash flow before cash interest expense margin are defined as free cash flow and free cash flow before cash interest expense, respectively, as a percentage of revenue.

The reconciliation of presented non-GAAP financial metrics to the most directly comparable GAAP financial measure is presented below. We encourage reviewing the reconciliation in conjunction with the presentation of the non-GAAP financial metrics for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items, and may include other expenses, costs and non-recurring items. Reconciliation of Adjusted EBITDA, Adjusted EBITDA margin and free cash flow guidance and free cash flow before cash interest expense expectations for fiscal year 2024 to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, share-based compensation expense, non-recurring expenses, which can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted.

Investor Contact
Investor Relations
investors@renttherunway.com

Media Contact
Alison Rappaport
press@renttherunway.com

Rent the Runway, Inc.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	July 31,	January 31,
	2023	2023
Assets
Current assets:
Cash and cash equivalents	$123.7	$154.5
Restricted cash, current	4.2	3.1
Prepaid expenses and other current assets	9.6	14.5
Total current assets	137.5	172.1
Restricted cash	5.8	6.0
Rental product, net	88.0	78.7
Fixed assets, net	40.0	44.7
Intangible assets, net	3.9	4.1
Operating lease right-of-use assets	25.3	26.7
Other assets	3.9	3.9
Total assets	$304.4	$336.2
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$10.2	$12.4
Accrued expenses and other current liabilities	21.1	24.4
Deferred revenue	10.8	12.0
Customer credit liabilities	6.5	6.8
Operating lease liabilities	4.6	4.4
Total current liabilities	53.2	60.0
Long-term debt, net	290.6	272.5
Operating lease liabilities	35.9	38.3
Other liabilities	0.7	0.7
Total liabilities	380.4	371.5

Stockholders’ equity (deficit)
Class A common stock	0.1	0.1
Class B common stock	—	—
Preferred stock	—	—
Additional paid-in capital	920.7	904.5
Accumulated deficit	(996.8)	(939.9)
Total stockholders’ equity (deficit)	(76.0)	(35.3)
Total liabilities and stockholders’ equity (deficit)	$304.4	$336.2

Rent the Runway, Inc.
Condensed Consolidated Statements of Operations
(in millions, except share and per share amounts)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Revenue:
Subscription and Reserve rental revenue	$68.0	$70.0	$134.8	$131.4
Other revenue	7.7	6.5	15.1	12.2
Total revenue, net	75.7	76.5	149.9	143.6
Costs and expenses:
Fulfillment	22.5	23.4	44.4	46.3
Technology	12.9	14.9	26.0	28.5
Marketing	8.2	9.0	17.5	17.7
General and administrative	25.9	29.6	52.4	58.8
Rental product depreciation and revenue share	20.0	20.7	40.9	42.4
Other depreciation and amortization	3.7	4.5	7.5	8.7
Total costs and expenses	93.2	102.1	188.7	202.4
Operating loss	(17.5)	(25.6)	(38.8)	(58.8)
Interest income / (expense), net	(9.5)	(9.6)	(18.3)	(18.9)
Other income / (expense), net	0.1	1.3	0.1	1.3
Net loss before income tax benefit / (expense)	(26.9)	(33.9)	(57.0)	(76.4)
Income tax benefit / (expense)	0.1	—	0.1	—
Net loss	$(26.8)	$(33.9)	$(56.9)	$(76.4)
Net loss per share attributable to common stockholders, basic and diluted	$(0.40)	$(0.53)	$(0.85)	$(1.20)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	67,608,274	64,074,681	66,751,529	63,758,256

Rent the Runway, Inc.
Condensed Consolidated Statements of Cash Flow
(in millions)
(unaudited)

	Six Months Ended July 31,
	2023	2022
OPERATING ACTIVITIES
Net loss	$(56.9)	$(76.4)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Rental product depreciation and write-offs	19.9	24.1
Write-off of rental product sold	5.0	3.0
Other depreciation and amortization	7.5	8.7
(Gain) / loss from lease termination and write-off of fixed assets	0.1	1.9
Proceeds from rental product sold	(10.8)	(8.8)
(Gain) / loss from liquidation of rental product	(0.4)	(0.2)
Accrual of paid-in-kind interest	14.7	7.0
Amortization of debt discount	3.4	2.0
Share-based compensation expense	16.2	12.4
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	4.9	0.9
Operating lease right-of-use assets	1.4	3.2
Other assets	—	(0.1)
Accounts payable, accrued expenses and other current liabilities	(5.0)	(5.3)
Deferred revenue and customer credit liabilities	(1.5)	1.3
Operating lease liabilities	(2.2)	(6.8)
Other liabilities	(0.4)	0.1
Net cash (used in) provided by operating activities	(4.1)	(33.0)
INVESTING ACTIVITIES
Purchases of rental product	(36.3)	(27.6)
Proceeds from liquidation of rental product	2.2	2.6
Proceeds from sale of rental product	10.8	8.8
Purchases of fixed and intangible assets	(2.2)	(4.6)
Net cash (used in) provided by investing activities	(25.5)	(20.8)
FINANCING ACTIVITIES
Other financing payments	(0.3)	(3.1)
Net cash (used in) provided by financing activities	(0.3)	(3.1)
Net (decrease) increase in cash and cash equivalents and restricted cash	(29.9)	(56.9)
Cash and cash equivalents and restricted cash at beginning of period	163.6	259.6
Cash and cash equivalents and restricted cash at end of period	$133.7	$202.7

Rent the Runway, Inc.
Condensed Consolidated Statements of Cash Flow
(in millions)
(unaudited)

	Six Months Ended July 31,
	2023	2022
RECONCILIATION OF CASH AND CASH EQUIVALENTS AND RESTRICTED CASH TO THE CONDENSED CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	$123.7	$192.3
Restricted cash, current	4.2	4.6
Restricted cash, noncurrent	5.8	5.8
Total cash and cash equivalents and restricted cash	$133.7	$202.7

Supplemental Cash Flow Information:
Cash payments (receipts) for:
Fixed operating lease payments, net	$5.7	$7.3
Fixed assets and intangibles received in the prior period	0.1	0.8
Rental product received in the prior period	5.4	6.5
Non-cash financing and investing activities:
Financing leases right-of-use asset amortization	$0.3	$0.2
ROU assets obtained in exchange for lease liabilities	—	0.4
Purchases of fixed assets and intangibles not yet settled	0.1	1.5
Purchases of rental product not yet settled	5.0	8.9

Rent the Runway, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions)
(unaudited)

The following table presents a reconciliation of net loss, the most comparable GAAP financial measure, to Adjusted EBITDA for the periods presented:

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
	(in millions)		(in millions)
Net loss	$(26.8)	$(33.9)	$(56.9)	$(76.4)
Interest (income) / expense, net (1)	9.5	9.6	18.3	18.9
Rental product depreciation	12.8	13.5	24.9	27.1
Other depreciation and amortization (2)	3.7	4.5	7.5	8.7
Share-based compensation (3)	7.4	6.9	16.2	12.4
Write-off of liquidated assets (4)	0.7	1.8	1.7	2.4
Non-recurring adjustments (5)	0.5	0.7	0.5	1.0
Income tax (benefit) / expense	(0.1)	—	(0.1)	—
Other (income) / expense, net (6)	(0.1)	(1.3)	(0.1)	(1.3)
Other (gains) / losses (7)	0.1	—	0.2	0.2
Adjusted EBITDA	$7.7	$1.8	$12.2	$(7.0)
Adjusted EBITDA Margin (8)	10.2%	2.4%	8.1%	(4.9)%

(1)Includes debt discount amortization of $1.8 million in the three months ended July 31, 2023, $1.0 million in the three months ended July 31, 2022, $3.4 million in the six months ended July 31, 2023 and $2.0 million in the six months ended July 31, 2022.
(2)Reflects non-rental product depreciation and capitalized software amortization.
(3)Reflects the non-cash expense for share-based compensation.
(4)Reflects the write-off of the remaining book value of liquidated rental product that had previously been held for sale.
(5)Non-recurring adjustments for the three months ended July 31, 2023 includes $0.5 million of costs related to the option exchange and the three months ended July 31, 2022 includes $0.7 million of costs related to public company SOX readiness. Non-recurring adjustments for the six months ended July 31, 2023 includes $0.5 million of costs related to the option exchange and for the six months ended July 31, 2022 includes $1.0 million of costs related to public company SOX readiness.
(6)Primarily includes $1.3 million of monetized tax credits for the three and six months ended July 31, 2022.
(7)Includes gains / losses recognized in relation to foreign exchange, operating lease terminations and the related surrender of fixed assets (see “Note 4 - Leases – Lessee Accounting” in the Notes to the Condensed Consolidated Financial Statements).
(8)Adjusted EBITDA Margin calculated as Adjusted EBITDA as a percentage of revenue.

Rent the Runway, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions)
(unaudited)

The following table presents a reconciliation of net cash (used in) provided by operating activities, the most comparable GAAP financial measure, to Free Cash Flow, Free Cash Flow Margin, Free Cash Flow Before Cash Interest Expense, and Free Cash Flow Before Cash Interest Expense Margin for the periods presented:

	Six Months Ended July 31,
	2023	2022
	(in millions)
Net cash (used in) provided by operating activities	$(4.1)	$(33.0)
Purchases of rental product	(36.3)	(27.6)
Proceeds from liquidation of rental product	2.2	2.6
Proceeds from sale of rental product	10.8	8.8
Purchases of fixed and intangible assets	(2.2)	(4.6)
Free Cash Flow	$(29.6)	$(53.8)
Free Cash Flow Margin	(19.7)%	(37.5)%
Cash Interest Expense	(3.0)	(9.9)
Free Cash Flow Before Cash Interest Expense	$(26.6)	$(43.9)
Free Cash Flow Before Cash Interest Expense Margin	(17.7)%	(30.6)%

Rent the Runway, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in millions)
(unaudited)

The following table presents a reconciliation of net loss, the most comparable GAAP financial measure, to Free Cash Flow, Free Cash Flow Margin, Free Cash Flow Before Cash Interest Expense, and Free Cash Flow Before Cash Interest Expense Margin for the periods presented:

	Six Months Ended July 31,
	2023	2022
	(in millions)
Net loss	$(56.9)	$(76.4)
Interest (income) / expense, net	18.3	18.9
Rental product depreciation	24.9	27.1
Other depreciation and amortization	7.5	8.7
Share-based compensation	16.2	12.4
Write-off of liquidated assets	1.7	2.4
Non-recurring adjustments	0.5	1.0
Income tax (benefit) / expense	(0.1)	—
Other (income) / expense, net	(0.1)	(1.3)
Other (gains) / losses	0.2	0.2
Adjusted EBITDA	$12.2	$(7.0)
Purchases of rental product	(36.3)	(27.6)
Purchases of fixed and intangible assets	(2.2)	(4.6)
Cash interest expense	(3.0)	(9.9)
Cash interest earned	2.8	—
Change in assets and liabilities	(2.8)	(6.7)
Non-recurring adjustments	(0.5)	(1.0)
Other adjustments (1)	0.2	3.0
Free Cash Flow	$(29.6)	$(53.8)
Free Cash Flow Margin	(19.7)%	(37.5)%
Cash Interest Expense	(3.0)	(9.9)
Free Cash Flow Before Cash Interest Expense	$(26.6)	$(43.9)
Free Cash Flow Before Cash Interest Expense Margin	(17.7)%	(30.6)%

(1) Other adjustments primarily includes cash tax adjustments and other gains (losses).